EXHIBIT 99.1

First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 4000
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851
MEDIA RELEASE
First Industrial Realty Trust Updates 2008 Guidance
and Initiates 2009 Guidance
CHICAGO, October 3, 2008 — First Industrial Realty Trust, Inc. (NYSE: FR), a leading provider of industrial real estate supply chain solutions, today announced that it has revised its 2008 funds from operations (FFO) per share/unit guidance from the previous range of $4.70 to $5.00 to a range of $3.45 to $3.75, and its guidance for 2008 earnings per share (EPS) from the previous range of $4.30 to $4.60 to a range of $2.05 to $2.35.
The Company’s portfolio continues to deliver solid operating performance, its balance sheet remains strong, and the Company has a significant amount of capital capacity for investment through its joint ventures. The revised guidance is primarily due to the rapid deterioration in the capital markets throughout September, which has impacted the level, pricing, and timing of real estate transactions in the market. Specifically, First Industrial is reducing its 2008 guidance primarily due to a lower expected contribution to earnings from gains from capital recycling.
First Industrial expects its FFO per share/unit in the second half of 2008 to be slightly weighted towards the fourth quarter, and the third quarter FFO per share/unit and EPS will be below previous guidance levels. Second half EPS is also expected to be similarly weighted towards the fourth quarter.
The Company also initiated guidance for 2009 FFO per share/unit guidance in the range of $3.25 to $3.75, and its guidance for 2009 EPS in the range of $1.25 to $1.75. Details with respect to 2008 and 2009 guidance will be discussed in the Company’s upcoming third quarter results press release and related conference call.
“The current crisis in the capital markets and the uncertain economic environment have impacted the level of our asset sales and related gains,” said Mike Brennan, First Industrial’s president and chief executive officer. “Fundamentally, however, customer demand for industrial space remains good, occupancy levels remain healthy, and new supply is restrained in most markets, due, in part, to the limited availability of financing to regional developers and rising construction costs.”
“Our balance sheet remains strong with no debt maturing in 2008, less than $135 million coming due on our balance sheet through December 2010, a 7.7 year weighted average maturity for permanent debt, and virtually all of our assets unencumbered by mortgages,” Mr. Brennan continued.
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“We are equally pleased to have significant capital capacity for new investments through our in-place joint venture equity commitments and debt capacity, an important competitive advantage in a capital-constrained market,” Mr. Brennan added.

	Low End of	High End of
	Guidance for 2008	Guidance for 2008
	(Per share/unit)	(Per share/unit)

Net Income Available to Common Stockholders	$2.05	$2.35
Add: Real Estate Depreciation/Amortization	$3.55	$3.55
Less: Accumulated Depreciation/Amortization on Real Estate Sold	$(2.15)	$(2.15)

FFO	$3.45	$3.75

	Low End of	High End of
	Guidance for 2009	Guidance for 2009
	(Per share/unit)	(Per share/unit)

Net Income Available to Common Stockholders	$1.25	$1.75
Add: Real Estate Depreciation/Amortization	$3.45	$3.45
Less: Accumulated Depreciation/Amortization on Real Estate Sold	$(1.45)	$(1.45)

FFO	$3.25	$3.75

First Industrial defines FFO as net income available to common stockholders, plus depreciation and amortization of real estate, minus accumulated depreciation and amortization on real estate sold. For additional information regarding the Company’s definition of FFO, please refer to the second quarter results press release dated July 23, 2008, available on the Company’s website at www.firstindustrial.com under the “Investor Relations” tab.
Mr. Brennan concluded, “A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of the United States, Canada and Europe, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results for 2008 or 2009.”
First Industrial Realty Trust, Inc. (NYSE: FR) provides industrial real estate solutions for every stage of a customer’s supply chain, no matter how large or complex. Across more than 30 markets in the United States, Canada, The Netherlands, Belgium, France and Germany, our local market experts buy, (re)develop, lease, manage and sell industrial properties, including all of the major facility types — bulk and regional distribution centers, light industrial, manufacturing, and R&D/flex. We continue to receive leading customer service scores from Kingsley Associates, an independent research firm, and in total, we own, manage and have under development nearly 100 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com.
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse affect on our operations and future prospects include, but are not limited to, changes in: national, international (including trade volume growth), regional and local economic conditions generally and real estate markets specifically, including as a result of any potential continuing deterioration in the national and international debt and equity markets, legislation/regulation (including changes to laws governing the taxation of real estate investment trusts), our ability to qualify and maintain our status as a real estate investment trust, availability and attractiveness of financing (including both public and private capital) to us and to our potential transaction counterparties, interest rate levels, our ability to maintain our current credit agency ratings, competition, supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas,
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difficulties in consummating acquisitions and dispositions, risks related to our investments in properties through joint ventures, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs, changes in general accounting principles, policies and guidelines applicable to real estate investment trusts, risks related to doing business internationally (including foreign currency exchange risks and risks related to integrating international properties and operations) and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent quarterly reports on Form 10-Q. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
Contact:	Art Harmon Director, Investor Relations and Corporate Communications 312-344-4320
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